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                                                                  Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


Annapolis National Bancorp, Inc.
Annapolis, Maryland

        We hereby consent to the inclusion in this Annual Report on Form 10-KSB of Annapolis National Bancorp, Inc. for the year ended December 31, 2000 of our report dated January 26, 2001 relating to the consolidated financial statements of Annapolis National Bancorp, Inc.

                             /s/ Stegman & Company
                             ---------------------

Baltimore, Maryland
March 23, 2001